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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 3, 2010

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16017 (Commission file number)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

        The Company convened and held an annual general meeting of shareholders on June 3, 2010. The holders of class A and B common shares, voting together, elected directors of the Company, approved an amendment to the Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan, and appointed Deloitte LLP as the Company's independent registered public accounting firm in 2010. A brief description of each matter and the number of votes on each matter are as follows:

        (1)   Election of eight directors, to constitute the entire Board of Directors, serving until the 2011 annual general meeting:

Name	For	Withheld	Broker Non-Votes
John D. Campbell	20,956,990	4,444,140	250,648
Mitchell C. Hochberg	21,460,221	3,940,910	250,648
James B. Hurlock	21,553,743	3,847,387	250,648
Prudence M. Leith	21,413,307	3,987,824	250,648
J. Robert Lovejoy	21,590,564	3,810,566	250,648
Georg R. Rafael	21,590,725	3,810,405	250,648
James B. Sherwood	21,461,644	3,939,487	250,648
Paul M. White	21,806,678	3,594,452	250,648

        (2)   Approval of an amendment to the Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan to increase by 4,000,000 the number of class A common shares authorized for issuance under the plan:

For	Against	Abstain	Broker Non-Votes
24,355,584	941,999	103,548	250,648

        (3)   Appointment of Deloitte LLP as the Company's independent registered public accounting firm in 2010, and authorization of the Board's Audit Committee to fix Deloitte's remuneration:

For	Against	Abstain	Broker Non-Votes
25,519,150	132,093	535	N/A

ITEM 9.01    Financial Statements and Exhibits.

        (d)    Exhibits

Exhibit Number	Description of Exhibit
10.1	Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan, as amended

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.
Date: June 4, 2010	By:	/s/ Edwin S. Hetherington Edwin S. Hetherington Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan, as amended

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  ITEM 5.07 Submission of Matters to a Vote of Security Holders.
  ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX